Exhibit (5)(a)
FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
April 10, 2006	CLIENT/MATTER NUMBER 083697-0171

WPS Resources Corporation
700 North Adams Street
Green Bay, Wisconsin 54307-9001

Ladies and Gentlemen:

        We have acted as counsel for WPS Resources Corporation, a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement and the Prospectus relate to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following: (i) senior or subordinated debt securities of the Company (the “Debt Securities”), to be issued under a Senior Indenture dated as of October 1, 1999 (the “Senior Indenture”), between the Company and U.S. Bank National Association (f/k/a Firstar Bank, National Association), or a Subordinated Indenture (the “Subordinated Indenture”) to be entered into between the Company and a Trustee named in a prospectus supplement or other offering material (the “Subordinated Trustee”); (ii) common stock, $1.00 par value (the “Common Stock”), of the Company with attached common stock purchase rights (the “Rights”): (iii) stock purchase contracts representing rights to purchase a specified number of shares of Common Stock at a future date or dates (the “Stock Purchase Contracts”); (iv) units consisting of a Stock Purchase Contract and Common Stock, Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the shares of Common Stock under the Stock Purchase Contracts (the “Units”); (v) warrants to purchase Common Stock or Debt Securities (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”); and (vi) trust preferred securities of Delaware statutory trusts to be formed by the Company (each a “Trust”), each pursuant to a declaration of trust or similar instrument to be executed by the Company as sponsor for each Trust and its respective trustees, guaranteed by the Company to the extent the Trust has funds, as set forth in the Registration Statement (as such may be issued from time to time, a “Guarantee”). The Debt Securities, Common Stock with attached Rights, Stock Purchase Contracts, Units, Warrants and Guarantee are collectively referred to herein as the “Securities”. The Prospectus provides that it will be supplemented in the future by one or more supplements, term sheets or other allowed offering materials (with the Prospectus, collectively, the “Offering Materials”).

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

WPS Resources Corporation

        We have examined the Restated Articles of Incorporation of the Company (the “Articles”), the By-laws of the Company, the Senior Indenture and the form of Subordinated Indenture, each of which is incorporated by reference as an exhibit to the Registration Statement. We have also examined the corporate proceedings taken by the Board of Directors of the Company to authorize the filing of the Registration Statement and the issuance of the Securities, as well as such other documents, records and instruments as we have deemed necessary or appropriate for purposes of preparing this opinion. In addition, we are familiar with the proceedings by which such instruments and the transactions contemplated thereby were authorized by the Company. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

        Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any amendments or Offering Materials thereto will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) Offering Materials will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Offering Materials; and (v) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, we are of the opinion that:

        1.     The Company is a validly existing corporation under the laws of the State of Wisconsin.

        2.     With respect to the Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Subordinated Trustee is qualified to act as Subordinated Trustee under the Subordinated Indenture, if applicable; (B) the Subordinated Trustee has duly executed and delivered the Subordinated Indenture, if applicable; (C) the Subordinated Indenture has been duly authorized and validly executed and delivered by the Company to the Subordinated Trustee, if applicable; (D) the Board of Directors of the Company or a duly constituted and acting committee thereof or a duly authorized, constituted and acting senior officer or officers of the Company (such Board of Directors, committee or senior officer(s) being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (E) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

WPS Resources Corporation

        3.     With respect to shares of Common Stock, when (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered as contemplated by the Registration Statement and any Offering Materials relating thereto, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or any Stock Purchase Contracts, Warrants or Warrant Agreements related to such issuance, against payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, the shares of Common Stock will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

        4.     With respect to the Rights attached to the shares of Common Stock, when issued pursuant to the terms of the Rights Agreement dated December 12, 1996, as amended, between the Company and American Stock Transfer & Trust Company, as successor in interest to U.S. Bank National Association and Firstar Trust Company, the Rights attached to the shares of Common Stock will be validly issued.

        5.     With respect to the Stock Purchase Contracts, when (A) the terms, and the execution and delivery, of the Stock Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board; (B) the terms of the Stock Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (C) the Stock Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any documents representing Stock Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any Offering Materials relating thereto, and in accordance with any Stock Purchase Contract and underwriting or similar agreement related to such issuance, against payment of the consideration fixed therefor by the Board, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

WPS Resources Corporation

        6.     With respect to the Units, when (A) the terms of the Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board; (B) the terms of the Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (C) the Stock Purchase Contracts that form a part of the Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 5 above; (D)(1) the Senior Indenture or Subordinated Indenture, as the case may be, relating to the Debt Securities (or undivided beneficial interests therein) that form a part of the Units has been duly authorized, executed and delivered by the Company and the Trustee, as contemplated in paragraph 2 above or (2) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Units have been duly authorized, issued and delivered in accordance with their terms; and (E) the certificates representing the Units have been duly executed, authenticated (if required) issued and delivered as contemplated by the Registration Statement and any Offering Materials relating thereto, and in accordance with any Stock Purchase Contract and underwriting or similar agreement relating to such issuance, against payment of the consideration fixed therefor by the Board, the Units will be validly issued.

        7.     With respect to the Warrants, when (A) the terms of the issuance and sale of particular Warrants and the securities underlying such Warrants and related matters have been duly authorized and approved by all necessary action of the Board; (B) to the extent necessary, the securities underlying such Warrants have been duly established in accordance with the terms of the Articles and applicable law; (C) the Company and the warrant agent duly execute and deliver a Warrant Agreement which establishes the specific terms of such Warrants; and (D) such Warrants have been duly authenticated by the warrant agent and duly executed and delivered on behalf of the Company against payment therefore in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement and any Offering Materials relating thereto, and assuming that (i) the terms of the Warrants as executed and delivered are as described in the Registration Statement and any Offering Materials relating thereto; (ii) the Warrants as executed and delivered do not violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company; (iii) the Warrants as executed and delivered comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Warrants are then issued and sold as contemplated in the Registration Statement and any Offering Materials relating thereto, then the Warrants will constitute valid and legally binding obligations of the Company.

WPS Resources Corporation

        8.     With respect to a Guarantee, when (A) the Guarantee has been duly authorized and approved by the Board and (B) such Guarantee has been validly executed and delivered by the Company, such Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

        The opinions expressed above are subject to the qualification that the enforceability of any contract or agreement or of any security or other instrument issued thereunder may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        We hereby consent to the filing of this opinion as Exhibit (5)(a) to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part thereof.

Very truly yours, /s/ Foley & Lardner LLP FOLEY & LARDNER LLP